                                                                    EXHIBIT 10.2

                                     Form of
                           United Parcel Service, Inc.
                           Incentive Compensation Plan
                           Long-Term Incentive Awards

                   Restricted Performance Unit Award Agreement
                               (Not Transferable)

         THIS AGREEMENT evidences the grant by UNITED PARCEL SERVICE, INC., a Delaware corporation (the "Company") in accordance with the Company's Incentive Compensation Plan (the "Plan"), to the employee named below ("Employee") of the number of restricted performance units ("RPUs") specified below. Each RPU has a value that equals the value of one share of the Company's class A Common Stock ("Share"). This Award is granted effective as of the date set forth below ("Grant Date ") and is subject to all of the terms and conditions set forth below.
                                 - - - - - - - -
         Employee:                           ((Employee))
         Number of RPUs:                     ((Number))
         Grant Date:                         [insert date]
         Target Earnings Per Share:          $___________



                  ATTEST:                   UNITED PARCEL SERVICE, INC.


                  -----------------         ------------------------------------
                  Secretary                 Chairman and Chief Executive Officer



                              Terms and Conditions

1. Plan. This Award is subject to all of the terms and conditions set forth herein and in the Plan, as the same may be amended from time to time, which is herein incorporated by reference. Terms not defined in this agreement are defined in the Plan. If any term or condition in this Award is inconsistent with the Plan, the Plan shall control. By accepting this Award, the Employee unconditionally agrees to be bound by the applicable terms, conditions and provisions of the Plan and this Award. The grant of an Award in any year does not entitle an individual to an Award in any subsequent year.

2. Bookkeeping Account. A bookkeeping account will be maintained to keep track of the RPUs you earn and any dividend equivalent units attributable to your RPUs as described below.

3. Dividend Equivalent Units. The RPUs credited to your account will be credited quarterly with dividend equivalent units ("DEUs") for cash or stock dividends paid on a Share. DEUs attributable to cash dividends are determined by

     - multiplying the cash dividend paid per Share by the number of RPUs and DEUs previously credited to your account, and

     - dividing the product determined above by the New York Stock Exchange closing price of the Company's class B common stock on the day before the dividend is paid.

     Each DEU has a value equal to one Share.

4.   Vesting.

     a. General Rule. The RPUs and DEUs credited to your account will vest on the fifth anniversary of your Grant Date; provided that you are employed by the Company or a Subsidiary on that date. The benefit payable to you will be based entirely on the number of vested RPUs and DEUs credited to your account at the time the award becomes payable, generally, on [insert date approximately five years from grant date].

     b. Death, Disability or Retirement. If your employment terminates by reason of your death, disability (as defined in the Plan) or retirement (as defined in the Plan) before the fifth anniversary of the Grant Date, you immediately will vest in any RPUs and DEUs credited to your account.

     c. Termination for Reasons Other than Death, Disability or Retirement. You will forfeit any right to the RPUs and DEUs credited to your account if you terminate employment before the fifth anniversary of the Grant Date other than by reason of your death, disability or retirement. The forfeited RPUs and DEUs will not be restored even if you return to employment with the Company or a Subsidiary before the fifth anniversary of the Grant Date.

5. Additional RPUs. You also may receive additional RPUs if you vest in your Award (other than as a result of your death) and the Company's diluted earnings per Share for the fiscal year ending December 31, ______ exceeds the Target Earnings Per Share set forth above. If this occurs, the number of RPUs and DEUs credited to your account determined as of the fifth anniversary of the Grant Date will be increased by 10 percent. For this purpose, diluted earnings per share is determined based on diluted earnings per share as reported in the Form 10-K filed by UPS with the Securities and Exchange Commission for calendar year ____, as adjusted in the Committee's discretion, to reflect the exclusion of certain items.

6. Shares. A number of Shares equal to the number of vested RPUs and DEUs credited to your account (less Shares withheld to pay taxes) will be transferred to you on [insert date approximately five years from grant date], except that if your employment terminates by reason of your death, the Shares will be transferred to your estate no later than March 15 after the end of the calendar year of your death.

7. Nontransferable. This Award and your RSUs and DEUs are not transferable except by will or the laws of descent and distribution.